Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Delphi Financial Group, Inc. and in the related prospectuses listed below:

1.	Registration Statement (Form S-8 No. 33-42634) pertaining to the Employee Nonqualified Stock Option Plan

2.	Registration Statement (Form S-8 No. 333-32961) pertaining to the Second Amended and Restated Employee Stock Option Plan

3.	Registration Statement (Form S-8 No. 33-72614) pertaining to the Employee Stock Purchase Plan

4.	Registration Statement (Form S-8 No. 33-99164) pertaining to the SIG Holdings, Inc. 1992 Long Term Incentive Plan

5.	Registration Statement (Form S-8 No. 333-96293) pertaining to the Amended and Restated Directors Stock Option Plan

6.	Registration Statements (Form S-3 No. 33-77028 and Form S-3 No. 333-86666) pertaining to the shelf registration of securities of Delphi Financial Group, Inc.

7.	Registration Statement (Form S-3 No. 333-118052 and Form S-3 No. 333-136661) pertaining to the registration of Class A Common Stock of Delphi Financial Group, Inc.

8.	Registration Statement (Form S-8 No. 333-134563) pertaining to the 2003 Employee Long-Term Incentive and Share Award Plan, the Second Amended and Restated Employee Stock Option Plan, the Second Amended and Restated Directors Stock Plan and the Employee Stock Purchase Plan.

9.	Registration Statement (Form S-3 No. 333-142932) pertaining to the registration of debt securities.

10.	Registration Statement (Form S-3 No. 333-156284) pertaining to the shelf registration of securities of Delphi Financial Group, Inc.

11.	Registration Statement (Form S-8 No. 333-167605) pertaining to the 2010 Outside Directors Stock Plan, 2010 Employee Stock Purchase Plan, 2003 Employee Long-Term Incentive and Share Award Plan

of our reports dated February 29, 2012, with respect to the consolidated financial statements and financial statement schedules of Delphi Financial Group, Inc. and the effectiveness of internal control over financial reporting of Delphi Financial Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

February 29, 2012